UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 234-2525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fossil Group, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2015 to (i) elect eleven directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), (iii) approve the Fossil Group, Inc. 2015 Cash Incentive Plan (“Proposal 3”), and (iv) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016 (“Proposal 4”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 9, 2015.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non- Votes
Proposal 1
Elaine B. Agather	41,521,855	24,338	135,655	2,945,451
Jeffrey N. Boyer	41,535,284	10,097	136,467	2,945,451
William B. Chiasson	41,530,558	11,780	139,511	2,945,450
Kosta N. Kartsotis	40,529,832	853,072	298,944	2,945,451
Diane L. Neal	41,508,844	37,382	135,622	2,945,451
Thomas M. Nealon	41,518,716	23,588	139,544	2,945,451
Mark D. Quick	41,523,018	22,331	136,500	2,945,450
Elysia Holt Ragusa	41,345,198	201,463	135,188	2,945,450
Jal S. Shroff	41,498,889	46,411	136,547	2,945,452
James E. Skinner	41,518,871	23,188	139,788	2,945,452
James M. Zimmerman	41,517,869	24,081	139,898	2,945,451

Proposal 2	40,800,496	697,307	184,045	2,945,451

Proposal 3	41,328,303	205,701	147,843	2,945,452

Proposal 4	44,385,673	105,517	136,109	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: May 22, 2015	By:	/s/ Dennis R. Secor
	Name:	Dennis R. Secor
	Title:	Executive Vice President and Chief Financial Officer